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                        Consent of Independent Accountants


     We hereby consent to the reference to us in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") under the heading "Other Services--Independent Accountant".







PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
February 12, 1999